                                                                    EXHIBIT 23.2


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in this Registration Statement (Form S-4) and related Prospectus of Callon Petroleum Company for the registration of $200,000,000 of 9.75% Senior Notes due 2010 and to the incorporation by reference therein of our report dated March 3, 2004, with respect to the consolidated financial statements of Callon Petroleum Company included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP


New Orleans, Louisiana
June 8, 2004